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                                                                    Exhibit 23.3

                                [BDO LETTERHEAD]


Consent of Independent Certified Public Accountants


Genesis Health Ventures, Inc.
148 West State Street
Kennett Square, Pennsylvania 19348

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement of Form S-3 (333-11847) for the registration of 176,355 shares of your common stock, of our report dated August 20, 1996, relating to the consolidated financial statements of Geriatrics & Medical Companies, Inc. as of May 31, 1996 and for each of the years in the two-year period ended May 31, 1996 included in the Genesis Health Ventures, Inc.'s current report on Form 8-K/A dated July 11, 1996 filed with the Securities and Exchange Commission.

We also consent to us being named as "Experts" in the Prospectus.


                                                   /s/ BDO Seidman, LLP
                                                   --------------------------
                                                       BDO Seidman, LLP



Philadelphia, Pennsylvania
December 16, 1996